Exhibit 10.18

FIRST AMENDEMENT TO LOAN AGREEMENT

The First Amendment to Loan Agreement (“First Amendment”) dated February 13, 2009 references and amends a certain Loan Agreement dated as of February 13,2008 (“Loan Agreement”) between Enterprise Bank & Trust (“Lender”) and Digital Ally, Inc. (“Borrower”).

RECITALS

A.	Lender and Borrower have previously entered into the above reference Loan Agreement.

B.	Lender and Borrower wish to modify and amend the terms and conditions of the Loan Agreement as hereinafter provided.

NOW THEREFORE, in consideration of the covenants and mutual agreements of the parties contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	The following is hereby deleted in its entirety:

Borrowing Base. The words “Borrowing Base” mean, as determined by Lender from time to time, the lesser of (1) $1,500,00.00 or (2) the sum of (a) 75.000% of the aggregate amount of Eligible Accounts, plus (b) 50.000% of the aggregate amount of Eligible Inventory.

The following is hereby substituted for the above deletion:

Borrowing Base. The words “Borrowing Base” mean, as determined by Lender from time to time, the lesser of (1) $2,500,000.00 or (2) the sum of (a) 75.000% of the aggregate amount of the Eligible Accounts, plus (b) 50.000% of the aggregate amount of Eligible Inventory.

2.	The following is hereby added:

Other Requirements. Tangible Net Worth

Borrower shall maintain a minimum Tangible Net Worth of not less than $15,000,000.00. This covenant will be tested on a quarterly basis.

“Tangible Net Worth” means the book value of the Borrower’s total assets less total liabilities, excluding from such assets all Intangibles.

“Intangibles” means and includes general intangibles (as that term is defined in the Uniform Commercial Code); software (purchased or developed in-

house); accounts receivable and advances due from officers, directors, employees, stockholders and affiliates; leasehold improvements net of depreciation; licenses; good will; prepaid expenses; escrow deposits; covenants not to compete; the excess of cost over book value of acquired assets; franchise fees; organizational costs; finance reserves held for recourse obligations; capitalized research and development costs; the capitalized cost of patents, trademarks, service marks and copyrights net of amortization; and such other similar items as Enterprise Bank & Trust may from time to time determine in the banks sole discretion.

3.
The Loan Agreement as amended hereby shall continue in full force and effect until such time as all of Borrower’s obligations and indebtedness to Bank have been paid in full, including principal, interest, costs and expenses.

4.
Borrower confirms and acknowledges to Bank that (i) all of the representations, warranties and covenants contained in the Loan Agreement  as of the date of this First Amendment are true and correct in all material respects and (ii) there now exists no event of default under the Loan Agreement or any event or omission that with the giving of notice or the passage of time would constitute an event of default under the Loan Agreement.

5.
Except as expressly set forth in this First Amendment, all terms and conditions of the Loan Agreement and all other instruments, agreements and documents executed in connection with the loan Agreement and the Notes shall remain unmodified and in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this First Amendment as of the date and year first above written.

ENTREPRISE BANK & TRUST                                                       DIGITAL ALLY, INC.

By: ____________________                                                         By: ____________________
       Taylor D. Miller                                                                                  Stanton E. Ross
       Sr. Vice President                                                                               Chairman and CEO

EX-10.17 7 dex1017.htm PROMISSORY NOTE WITH ENTERPRISE BANK DATED FEBRUARY 13, 2009

PROMISSORY NOTE

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$2,500,000.00	02-13-2009	02-13-2010	8126863	20		TDM

References in the boxes above are for Lender’s use only and do not limit the applicability of this document to any particular loan or item.
Any item above containing “***” has been omitted due to text length limitations.

Borrower:	DIGITAL ALLY, INC. (TIN: 20-0064269) 7311 WEST 130TH STREET, SUITE 170 OVERLAND PARK, KS 66213	Lender:	Enterprise Bank & Trust E Jackson / Independence 12695 Metcalf Avenue P.O. Box 25250 Shawnee Mission, KS 66225

Principal Amount: $2,500,000.00	Initial Rate: 5.500%	Date of Note: February 13, 2009

PROMISE TO PAY. DIGITAL ALLY, INC. (“Borrower”) promises to pay to Enterprise Bank & Trust (“Lender”), or order, in lawful money of the United States of America, the principal amount of Two Million Five Hundred Thousand & 00/100 Dollars ($2,500,000.00) or so much as may be outstanding, together with interest on the unpaid outstanding principal balance of each advance. Interest shall be calculated from the date of each advance until repayment of each advance.

PAYMENT. Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on February 13, 2010. In addition, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning March 13, 2009, with all subsequent interest payments to be due on the same day of each month after that. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid Interest; then to principal; then to any unpaid collection costs; and then to any late charges. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing.

VARIABLE INTEREST RATE. The Interest rate on this Note is subject to change from time to time based on changes in an index which is the Enterprise Bank Prime Rate (the “Index”). The Index is not necessarily the lowest rate charged by Lender on its loans and is set by Lender in its sole discretion. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute Index after notifying Borrower. Lender will tell Borrower the current index rate upon Borrower's request. The interest rate change will not occur more often than each day. Borrower understands that Lender may make loans based on other rates as well. The Index currently is 4.000% per annum. The interest rate to be applied to the unpaid principal balance during this Note will be calculated as described in the “INTEREST CALCULATION METHOD” paragraph resulting in an initial rate of 5.500% per annum based on a year of 360 days. . NOTICE: Under no circumstances will the interest rate on this Note be less than 5.500% per annum or more than the maximum rate allowed by applicable law.

INTEREST CALCULATION METHOD. Interest on this Note is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this Note is computed using this method.

PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower’s obligation to continue to make payments of accrued unpaid interest. Rather, early payments will reduce the principal balance due. Borrower agrees not to send Lender payments marked “paid in full”, “without recourse”, or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender’s rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes “payment in full” of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: Enterprise Bank & Trust, 1281 North Warson Road St. Louis, MO 63132.

LATE CHARGE. If a payment is 15 days or more late, Borrower will be charged 5.000% of the unpaid portion of the regularly scheduled payment or $100.00, whichever is greater.

INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, the interest rate on this Note shall be increased by adding a 3.000 percentage point margin (“Default Rate Margin”). The Default Rate Margin shall also apply to each succeeding interest rate change that would have applied had there been no default. However, in no event will the interest rate exceed the maximum interest rate limitations under applicable law.

DEFAULT. Each of the following shall constitute an event of default (“Event of Default”) under this Note:

Payment Default. Borrower fails to make any payment when due under this Note.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Insolvency. The dissolution or termination of Borrower’s existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan any suit or arbitration proceeding is commenced against Borrower, or any judgment or arbitration award is entered against Borrower. This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there Is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any guarantor, endorser, surety, or accommodation party of any of the indebtedness or any guarantor, endorser, surety, or accommodation party dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note.

Change In Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

Adverse Change. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.

Insecurity. Lender in good faith believes itself insecure.

LENDER’S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance under this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

ATTORNEYS' FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable law, Lender’s attorneys’ fees and Lender’s legal expenses whether or not there is a lawsuit, including attorneys’ fees and expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or Injunction), and appeals. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.

GOVERNING LAW. This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Missouri without regard to its conflicts of law provisions. This Note has been accepted by Lender In the State of Missouri.

CHOICE OF VENUE. Borrower agrees that the sole jurisdiction of any lawsuit arising hereunder shall be the state or federal courts having jurisdiction over any county in which the Lender has an office.

DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $20.00 if Borrower makes a payment on Borrower’s loan and the check or preauthorized charge with which Borrower pays is later dishonored.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower’s accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts, and, at Lender’s option, to administratively freeze all such accounts to allow Lender to protect Lender’s charge and setoff rights provided in this paragraph.

COLLATERAL. Borrower acknowledges this Note is secured by a Commercial Security Agreement on all Corporate Assets. Failure to identify collateral for this note shall not constitute a waiver of such collateral.

LINE OF CREDIT. This Note evidences a revolving line of credit. Advances under this Note, as well as directions for payment from Borrower's accounts, may be requested orally or in writing by Borrower or by an authorized person. Lender may, but need not, require that all oral requests be confirmed in writing. Borrower agrees to be liable for all sums either: (A) advanced in accordance with the instructions of an authorized person or (B) credited to any of Borrower’s accounts with Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender’s internal records, including daily computer print-outs. Lender will have no obligation to advance funds under this Note if: (A) Borrower or any guarantor is in default under the terms of this Note or any agreement that Borrower or any guarantor has with Lender, including any agreement made in connection with the signing of this Note; (B) Borrower or any guarantor ceases doing business or Is insolvent; (C) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor’s guarantee of this Note or any other loan with Lender; (D) Borrower has applied funds provided pursuant to this Note for purposes other than those authorized by Lender; or (E) Lender in good faith believes itself insecure.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower’s heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

FAILURE TO PROVIDE INSURANCE. Borrower agrees to deliver to Lender by the loan closing date evidence of the required insurance as set forth in the security documents for the loan. Unless Borrower provides evidence of the insurance coverage required by Lender, Lender may purchase insurance at Borrower’s expense to protect Lender’s interest in the collateral. This insurance may, but need not, protect Borrower’s interest. The coverage that Lender purchases may not pay any claim that Borrower makes, or any claim that is made against Borrower in connection with the collateral. Borrower may later cancel any insurance purchased by Lender, but only after providing evidence that Borrower has obtained Insurance as required by Lender. if Lender purchases insurance for the collateral, Borrower will be responsible for the cost of that Insurance, including the insurance premium, interest and any other charges Lender may impose in connection with placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The cost of the insurance may be more than the cost of insurance Borrower may be able to obtain on Borrower’s own. In addition, the insurance may not provide any public liability or property damage indemnification and may not meet the requirements of any financial responsibility laws.

ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATED TO 'THE CREDIT AGREEMENT, TO PROTECT YOU (BORROWER(S)) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE

CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

JURY WAIVER. Borrower hereby waives the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

DIGITAL ALLY, INC.

By:
STANTON E. ROSS, Chairman and CEO of DIGITAL ALLY, INC.

DISBURSEMENT REQUEST AND AUTHORIZATION

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$2,500,000.00	02-13-2009	02-13-2010	8126863	20		TDM

Borrower:	DIGITAL ALLY, INC. (TIN: 20-0064269) 7311 WEST 130TH STREET, SUITE 170 OVERLAND PARK, KS 66213	Lender:	Enterprise Bank & Trust E Jackson / Independence 12695 Metcalf Avenue P.O. Box 25250 Shawnee Mission, KS 66225

LOAN TYPE. This is a Variable Rate Nondisclosable Revolving Line of Credit Loan to a Corporation for $2,500,00.00 due on February 13, 2010.

PRIMARY PURPOSE OF LOAN. The primary purpose of this loan is for:

[ ]ƒ	Personal, Family, or Household Purposes or Personal Investment.

[ ]ƒ	Business (including Real Estate Investment).

SPECIFIC PURPOSE. The specific purpose of this loan is: renew and increase existing line of credit.

DISBURSEMENT INSTRUCTIONS. Borrower understands that no loan proceeds will be disbursed until all of lender’s conditions for making the loan have been satisfied. Please disburse the loan proceeds of $2,500,000.00 as follows:

Other Disbursements: $2,500,000.00 to borrower upon request	$2,500,00.00 _________
$2,500,000.00

CHARGES PAID IN CASH. Borrower has paid or will pay in cash as agreed the following charges:

Prepaid Finance Charges Paid in Cash:	$0.00
Other Charges Paid in Cash:	$150.00
$150.00 Loan Fee to Enterprise Bank & Trust
__________
Total Charges Paid in Cash:	$150.00

FINANCIAL CONDTION. BY SIGNING THIS AUTHORIZATION, BORROWER REPRESENTS AND WARRANTS TO LENDER THAT THE INFORMATION PROVBIDED ABOVE IS TRUE AND CORRECT AND THAT THERE HAS BEEN NO MATERIAL ADVERSE CHANGE IN BORROWER’S FINANCIAL CONDITION AS DISCLOSED IN BORROWER’S MOST RECENT FINANCIAL STATEMENT TO LENDER. THIS AUTHORIZATION IS DATED FEBRUARY 13, 2009.

BORROWER:

DIGITAL ALLY, INC.

By:
STANTON E. ROSS, Chairman and CEO of DIGITAL ALLY, INC.